As filed with the Securities and Exchange Commission on March 25, 2019
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
SELECTA BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	26-1622110
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
480 Arsenal Way
Watertown, Massachusetts 02472

(Address, including zip code, of principal executive offices)
Selecta Biosciences, Inc. 2018 Employment Inducement Incentive Award Plan
(Full title of the plan)
Carsten Brunn, Ph.D.
President and Chief Executive Officer
Selecta Biosciences, Inc.
480 Arsenal Way
Watertown, Massachusetts 02472
(Name and address of agent for service)
(617) 923-1400
(Telephone number, including area code, of agent for service)

Copies to:
Peter N. Handrinos, Esq.
Latham & Watkins LLP
200 Clarendon Street
Boston, Massachusetts 02116
Telephone: (617) 948-6060
Facsimile: (617) 948-6001
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.0001 per share	2,000,000	$2.57(2)	$5,140,000.00	$622.97

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement (this “Registration Statement”) shall also cover any additional shares of common stock, par value $0.0001 per share, of Selecta Biosciences, Inc. (“Common Stock”) which become issuable under the Selecta Biosciences, Inc. 2018 Employment Inducement Incentive Award Plan (the “Inducement Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of shares of the Registrant’s outstanding Common Stock.

(2)
The proposed maximum offering price per share has been estimated in accordance with Rules 457(c) and (h) under the Securities Act solely for the purpose of calculating the registration fee. The computation is based upon the average of the high and low prices of the Registrant’s Common Stock as reported on the Nasdaq Global Market on March 21, 2019.

PART I

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 2,000,000 shares of the common stock of Selecta Biosciences, Inc. (the “Registrant”) to be issued pursuant to the Selecta Biosciences, Inc. 2018 Employment Inducement Incentive Award Plan (the “Inducement Plan”). A Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plans is effective.

INCORPORATION BY REFERENCE OF CONTENTS OF
REGISTRATION STATEMENTS ON FORM S-8

Except as set forth below, the contents of the Registration Statement on Form S-8 (File No. 333-228264) filed with the Securities and Exchange Commission, relating to the Inducement Plan, are incorporated by reference herein.

Item 8. Exhibits.

Exhibit Number	Exhibit Description

4.1	Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-37798) filed on June 29, 2016)

4.2	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 001-37798) filed on June 29, 2016)

5.1+	Opinion of Latham & Watkins LLP, counsel to the Registrant

23.1+	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.2 +	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

24.1+	Power of attorney (included on signature pages below)

99.1+	Selecta Biosciences, Inc. 2018 Employment Inducement Incentive Award Plan, and forms of award agreements thereunder

+ Filed herewith

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Watertown, Commonwealth of Massachusetts, on this 25th day of March, 2019.

SELECTA BIOSCIENCES, INC.

By:	/s/ Carsten Brunn, Ph.D.
Carsten Brunn, Ph.D.
President, Chief Executive Officer and Director

POWER OF ATTORNEY AND SIGNATURES
We, the undersigned officers and directors of Selecta Biosciences, Inc. (the "Company"), hereby severally constitute and appoint the Chief Executive Officer of the Company, who is currently Carsten Brunn, Ph.D., and the Chief Financial Officer of the Company, who is currently John Leaman, M.D., and each of them singly (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Carsten Brunn, Ph.D.	President, Chief Executive Officer and Director	March 25, 2019
Carsten Brunn, Ph.D.	(Principal Executive Officer)

/s/ John Leaman, M.D.	Chief Financial Officer, Head of Corporate Strategy, and Treasurer	March 25, 2019
John Leaman, M.D.	(Principal Financial and Accounting Officer)

/s/ Timothy Barabe	Director	March 25, 2019
Timothy Barabe

/s/ Omid Farokhzad, M.D.	Director	March 25, 2019
Omid Farokhzad, M.D.

/s/ Amir Nashat, Ph.D.	Director	March 25, 2019
Amir Nashat, Ph.D.

/s/ Aymeric Sallin	Director	March 25, 2019
Aymeric Sallin

/s/ Timothy Springer, Ph.D.	Director	March 25, 2019
Timothy Springer, Ph.D.

/s/ Patrick Zenner	Director	March 25, 2019
Patrick Zenner